UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

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FUSHI INTERNATIONAL, INC.
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(Exact name of Registrant as specified in charter)

Nevada	0-19276	13-3140715
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-411-8770-3333

PARALLEL TECHNOLOGIES, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)
☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01. Other Events

On September 15 and September 19, 2006, Li Fu, the Chairman and CEO of Fushi International, Inc. (the “Company”), and  Mathus Yang, the Company’s President, closed private sales of 800,000 and 200,000 shares of our common stock, respectively.  In each case the common stock was sold with a restrictive legend.  Each purchaser also received an assignment of piggyback registration rights.

Messrs. Fu and Yang have advised the Company that their sales were not in any way a reflection of their views of the Company’s present or future performance and the sole purpose of their private sales was to diversify their personal holdings and to minimize the effect of the sales on the trading market for the Company’s common stock.  The sales represent a small percentage of each of Mr. Fu and Mr. Yang’s holdings of Company stock.

The information in this Current Report shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006	FUSHI INTERNATIONAL, INC.

/s/ Chris Wang
Chris Wang
Chief Financial Officer